    As filed with the Securities and Exchange Commission on August 10, 2000
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                          ---------------------------

                           INSITE VISION INCORPORATED
             (Exact name of registrant as specified in its charter)


              DELAWARE                                    94-3015807
    (State or other jurisdiction               (IRS Employer Identification No.)
  of incorporation or organization)


                               965 ATLANTIC AVENUE
                            ALAMEDA, CALIFORNIA 94501
               (Address of principal executive offices) (Zip Code)

                           INSITE VISION INCORPORATED
                             1994 STOCK OPTION PLAN

                           INSITE VISION INCORPORATED
                        1994 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the Plan(s))

                           ---------------------------

                         S. KUMAR CHANDRASEKARAN, PH.D.
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                           INSITE VISION INCORPORATED
                               965 ATLANTIC AVENUE
                            ALAMEDA, CALIFORNIA 94501
                     (Name and address of agent for service)
                                 (510) 865-8800
          (Telephone Number, including area code, of agent for service)

                           ---------------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================

                                          Amount to be         Proposed Maximum             Proposed Maximum          Amount of
Title of Securities to be Registered     Registered(1)   Offering Price per Share(2)   Aggregate Offering Price(2) Registration Fee
------------------------------------     -------------   ---------------------------   --------------------------------------------
InSite Vision Incorporated               405,916 shares          $3.85                        $1,562,776.60            $412.58
1994 Stock Option Plan                   --------------          -------                      -------------            -------
Common Stock, $0.01 par value

InSite Vision Incorporated                85,000 shares          $3.85                        $327,250.00              $86.40
1994 Employee Stock Purchase Plan        --------------          -------                      -------------            -------
Common Stock, $0.01 par value

                                         490,916 shares                                                                $498.98
                                         ==============                                                                =======

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1994 Stock Option Plan and the 1994 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling price per share of the Registrant's Common Stock on August 4, 2000, as reported by the American Stock Exchange (AMEX).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

               InSite Vision Incorporated (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the Commission on March 30, 2000;

        (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000, filed with the Commission on May 15, 2000; and

        (c) The Registrant's Registration Statement Nos. 000-22332 and 001-14207 on Forms 8-A filed with the Commission on August 27, 1993 and June 8, 1998, respectively, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

               All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

               Not applicable.

Item 5.  Interests of Named Experts and Counsel

               Not applicable.

Item 6.  Indemnification of Directors and Officers

               Section 145 of the Delaware General Corporation Law, as amended (the "DGCL"), provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

               Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any unlawful payment of dividends or any unlawful stock purchase or redemption or (iv) any transaction from which the director derived an improper personal benefit.

               The Registrant's Certificate of Incorporation provides that the Registrant's directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of their fiduciary duties as directors, except to the extent that exculpation from liabilities is not permitted under the DGCL as in effect at the time such liability is determined. The Registrant has entered into indemnification agreements with all of its officers and directors, as permitted by the DGCL.


Item 7.  Exemption from Registration Claimed

               Not applicable.

Item 8.  Exhibits


 Exhibit Number     Exhibit
 --------------     -------
          4         Instruments Defining the Rights of Stockholders. Reference
                    is made to Registrant's Registration Statements on Forms
                    8-A, together with any exhibits thereto, which are
                    incorporated herein by reference pursuant to Item 3(c) to
                    this Registration Statement.
          5         Opinion and consent of Brobeck, Phleger & Harrison LLP.
          23.1      Consent of Ernst & Young LLP, Independent Auditors.
          23.2      Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.
          24        Power of Attorney. Reference is made to page II-4 of this
                    Registration Statement.
          99.1      InSite Vision Incorporated 1994 Stock Option Plan.
          99.2      InSite Vision Incorporated 1994 Employee Stock Purchase Plan
                    (As Amended and Restated through April 17, 2000).


Item 9.  Undertakings

               A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1994 Stock Option Plan and 1994 Employee Stock Purchase Plan.

               B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California on this 10th day of August, 2000.

                              INSITE VISION INCORPORATED



                              By: /s/ S. KUMAR CHANDRASEKARAN, PH.D.
                                 --------------------------------------
                                 S. Kumar Chandrasekaran, Ph.D.
                                 Chairman of the Board, President, Chief
                                 Executive Officer and Chief Financial Officer




                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

               That the undersigned officers and directors of InSite Vision Incorporated, a Delaware corporation, do hereby constitute and appoint S. Kumar Chandrasekaran, Ph.D., Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer, the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

               IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


           SIGNATURE                                          TITLE                            DATE
-----------------------------                --------------------------------------     ------------------
/s/ S. KUMAR CHANDRASEKARAN, PH.D.           Chairman of the Board, President,          August 10, 2000
----------------------------------           Chief Executive Officer and Chief
S. Kumar Chandrasekaran, Ph.D.               Financial Officer (Principal Executive
                                             Officer and Principal Financial and
                                             Accounting Officer)





/s/ MITCHELL H. FRIEDLAENDER, M.D.           Director                                   August 10, 2000
----------------------------------
Mitchell H. Friedlaender, M.D.


           SIGNATURE                               TITLE                            DATE
-----------------------------     --------------------------------------     ------------------

/s/ JOHN L. MATTANA                Director                                  August 7, 2000
-------------------------------
John L. Mattana




/s/ JON S. SAXE                    Director                                  August 8, 2000
-------------------------------
Jon S. Saxe




                                   Director
-------------------------------
Anders P. Wiklund

                                  EXHIBIT INDEX


 Exhibit Number   Exhibit
 --------------   -------

       4          Instruments Defining the Rights of Stockholders. Reference is
                  made to Registrant's Registration Statements on Forms 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this Registration
                  Statement.
       5          Opinion and consent of Brobeck, Phleger & Harrison LLP.
      23.1        Consent of Ernst & Young LLP, Independent Auditors.
      23.2        Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
      24          Power of Attorney.  Reference is made to page II-4 of this Registration
                  Statement.
      99.1        InSite Vision Incorporated 1994 Stock Option Plan.
      99.2        InSite Vision Incorporated 1994 Employee Stock Purchase Plan (As Amended and
                  Restated through April 17, 2000)